UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capitol Series Trust
(Exact name of registrant as specified in its charter)

Ohio	See Below
(State of incorporation)	(I.R.S. Employer Identification No.)

225 Pictoria Drive Suite 450 Cincinnati OH	45246

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Clockwise Capital Innovation ETF [CWC]	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-191495.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, Clockwise Capital Innovation ETF, a series of Capitol Series Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on October 1, 2021. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Company to which this filing relates and the associated I.R.S. Employer Identification Numbers is as follows:

Series Name	EIN
Clockwise Capital Innovation ETF	87-3524191

 ITEM 2. EXHIBITS

1. Registrant’s Agreement and Declaration of Trust dated September 27, 2013 for Capitol Series Trust (the “Trust”), such exhibit being incorporated herein by reference as filed to Registrant’s Initial Registration Statement on Form N-1A, Exhibit 28(a), filed with the Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-13-387021 on October 1, 2013, as amended.
2. Registrant’s By-Laws dated September 18, 2013 are incorporated herein by reference to the Registrant’s Initial Registration Statement on Form N-1A, Exhibit 28(b), as filed with the Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-13-387021 on October 1, 2013, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 22, 2021

CAPITOL SERIES TRUST

By: /s/ Paul F. Leone

Name: Paul F. Leone

Title: Secretary